PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-291991

3,586,227 Shares of Common Stock

ATLANTIC INTERNATIONAL CORP.

This prospectus supplement relates to the resale from time to time by the selling stockholder named in this prospectus supplement or its permitted transferees (collectively, the “Selling Stockholder”), an institutional investor, shares of common stock, par value $0.00001 per share (“Common Stock”) of Atlantic International Corp., a Delaware corporation (the “Company”), which are issuable upon conversion by the Selling Stockholder of Series B 5% Convertible Preferred Stock (“Preferred Stock”) and Preferred Stock Purchase Warrants (“Warrants”) issued under that certain Securities Purchase Agreement (“SPA”) dated March 20, 2026, as amended. The shares of Common Stock offered hereby, namely 3,586,227 shares issuable upon conversion of the Preferred Stock, and upon exercise of Warrants, subject to allocation by the Company, between Preferred Stock and Warrants, are referred to in this prospectus supplement as the “Shares.”

Our Common Stock is listed on the Nasdaq Global Market under the symbol “ATLN.” On July 1, 2026, the last reported sale price prior to the date of this prospectus supplement, of the Common Stock on the Nasdaq Global Market was $0.90. The Shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

You should carefully read this prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you purchase any of our securities.

The Selling Stockholder may offer and sell the securities described in this prospectus supplement or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. These securities may also be resold by Selling Stockholder. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus supplement entitled “About this Prospectus supplement” and “Plan of Distribution” for further information.

No securities may be sold without delivery of this prospectus supplement describing the method and terms of the offering of such securities.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or applicable prospectus supplement.

These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful, nor does this prospectus supplement or any applicable supplement to this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page S-4 of this prospectus supplement before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 2, 2026.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

No material changes in the Company’s affairs have occurred since December 31, 2025, which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

S-i

ADDITIONAL INFORMATION

You should rely only on this prospectus supplement, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus supplement prepared by us or on our behalf. We have not authorized anyone to provide you with information different than that contained or incorporated by reference into this prospectus supplement and any free writing prospectus supplement that we have authorized for use in connection with this offering (this “Offering”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference herein, and in any free writing prospectus supplement that we have authorized for use in connection with this Offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference herein, and any free writing prospectus supplement that we have authorized for use in connection with this Offering in their entirety before making an investment decision.

The distribution of this prospectus supplement and the offering of the shares of Common Stock of the Company registered hereby (the “Shares”) in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the Shares and the distribution of this prospectus supplement outside of the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

You should not consider any information in this prospectus supplement or the registration statement of which it forms a part to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Shares offered by this prospectus supplement. If the description of the Offering varies between this prospectus supplement and the accompanying Registration Statement, you should rely on the information contained in this prospectus supplement.

Unless otherwise indicated in this prospectus supplement or the context otherwise required, all references to “we,” “us,” “our,” “the Company” and “Atlantic” refer to Atlantic International Corp. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors,” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and as described or may be described in any subsequent quarterly report on Form 10-Q, or current report on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, “Prospectus Supplement Summary,” and elsewhere in this prospectus supplement.

S-iii

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to Michael S. Tenore, the Company’s General Counsel, at the Company’s headquarters, located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, NJ 07632.

Our website address is www. https://www.atlantic-international.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation Of Certain Information by Reference

We incorporate by reference into this prospectus supplement additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement, or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC since the end of the fiscal year ended December 31, 2025:

(1)	Atlantic International Schedule 14A Proxy Statement filed with the SEC on September 17, 2025, as amended;

(2)	Atlantic International Annual Report on Form 10-K filed with the SEC on April 15, 2026;

(3)	Atlantic Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on June 22, 2026;

(4)	Current reports on Form 8-K filed with the SEC on January 28, 2026, February 3, 2026, March 26, 2026, April 3, 2026, June 25, 2026 and July 1, 2026, respectively; and

(5)	The descriptions of Atlantic International’s common stock which is registered under Section 12 of the Exchange Act, in Atlantic International’s registration statement on Form S-1 (No. 333-280653), filed on July 2, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Atlantic International Corp.

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ

Attention: Corporate Secretary

Telephone: (201) 899-4470

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement. The summary may not contain all of the information that may be important to you. You should read this entre prospectus supplement carefully, including our financial statements and related notes thereto and the documents incorporated by reference in this prospectus supplement and the risks described below under “Risk factors.” And as described or may be described in any subsequent quarterly report on Form 10-Q or Current Report on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus supplement.

In this prospectus supplement, unless otherwise noted, the terms “the Company,” “Atlantic,” “we,” “us,” and “our” refer to Atlantic International Corp.

Overview

Atlantic International Corp. (“Atlantic”) (Nasdaq: ATLN), through its subsidiaries, is a global workforce solutions company with operations across North America and Europe. The Company provides staffing, consulting and workforce management services across technology, professional services, industrial administration and public service markets. Lyneer was formed under the principles of honesty and integrity, and with the view of becoming the preferred outside employer of choice. Since its formation, Lyneer has grown from a regional operation to a national staffing firm with offices and geographic reach across the United States. Lyneer primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. Atlantic’s approximately 300 employees generated over $400 million in revenue for the year ended December 31, 2025.

With the addition of Circle8 Group B.V. (“Circle8”) on January 23, 2026, Atlantic extended its capabilities into specialized high-growth IT and technology staffing capabilities across Europe, complementing Atlantic’s North American industrial staffing operations. Circle 8 is a European IT-technology talent and consulting enablement platform that provides specialized workforce solutions to enterprises, technology companies, financial institutions, and public-sector organizations. Circle8 focuses on sourcing, deploying, and managing highly skilled professionals in information technology and related digital disciplines. Circle8 is one of the fastest-growing IT and technology staffing companies, operating across Europe through a portfolio of specialized brands. Circle8 manages approximately 8,500 technology professionals and specializes in software development, data analytics cybersecurity, project management, and emerging technologies. Circle8 is founder-led and will continue to be led by Mr. Guus Franke who joined Atlantic’s Board of Directors as Executive Chairman.

The management team of Atlantic has over 200 combined years of specific corporate management and investment banking experience. Atlantic’s management has developed long-standing relationships in the staffing industry as well as the institutional investment arena to raise capital for publicly-listed entities to expand.

Corporate Information

We were incorporated in Delaware under the name SeqLL Inc. on April 1, 2014. On June 13, 2024, the Company changed its name from SeqLL Inc. to Atlantic International Corp. On June 4, 2024 the Company, SeqLL Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Purchaser Sub”), Atlantic Acquisition Corp, a Delaware corporation “Atlantic”, Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), Lyneer Investments, LLC, a Delaware limited liability company (“Lyneer”), and IDC Technologies, a California corporation (“IDC”), entered into the Merger Agreement pursuant to which (i) Atlantic Merger Sub was merged with and into Lyneer, with Lyneer continuing as the surviving entity and (ii) Purchaser Sub was merged with and into Lyneer with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of the Company, collectively by referred to as the Merger.

On January 23, 2026 (the “Closing Date”), the Company completed the acquisition (the “Acquisition”) of Circle8, a company organized under the laws of the Netherlands, pursuant to the terms of the Acquisition Agreement, dated January 22, 2026 (the “Acquisition Agreement”), by and among the Company, Axiom Partners GmbH (“Axiom”) and Circle8. Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to such terms in the Acquisition Agreement, a copy of which has been filed with the SEC on Form 8-K on January 28, 2026.

The aggregate consideration delivered to Axiom (the “Purchase Price”) for the Circle8 equity was delivered as follows:

(a)	Atlantic issued to Guus Franke (or his assignees) 12,516,070 shares of common stock (an acquisition date fair value of $48.3 million based on the Company’s closing share price of $3.86 as of January 23. 2026), par value $0.00001 per share (“Common Stock”) equal to 19.99% of the issued and outstanding shares of Common Stock as of 12:01 a.m. on the Closing Date (the “Initial Share Consideration”) in compliance with Nasdaq Listing Rule 5635; and

(b)	Atlantic issued a convertible promissory note (the “Convertible Note”) to Axiom in the principal amount of $161,961,751.20 convertible into an aggregate of 53,291,744 shares of Common Stock equal to (i) 65,807,814 shares of Common Stock on a Fully Diluted Basis minus (ii) the 19.99% shares (12,516,070) of Common Stock issued to Mr. Franke as Initial Share Consideration (the “Convertible Note Consideration”). The 53,291,744 shares of Common Stock is equal to (i) 65,807,814 shares of Common Stock on a Fully Diluted Basis minus (ii) the 19.99% shares (12,516,070) of Common Stock issued to Mr. Franke as Initial Share Consideration (the “Convertible Note Consideration”) The Convertible Note will automatically convert into common shares of the Company upon the approval of the issuance of the shares by the shareholders of the Company.

In addition, in the event there is a forced conversion of the Convertible Promissory Note issued on June 18, 2024, as amended, to IDC Technologies, Inc. (as assigned), Atlantic shall increase the number of shares issued to Mr. Franke (or his assignees) as necessary, so that Mr. Franke shall receive the Convertible Note Consideration taking into account any shares issued under the Convertible Promissory Note as if the shares were issued prior to the closing date upon the same formula used to determine the Convertible Note Consideration.

Our corporate headquarters are located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632. Our main telephone number at that address is (201) 899-4470, and our website address is www.atlantic-international.com. The information on our website is not part of this prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies.

These provisions include:

●	being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our Common Stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our Common Stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions set forth below as well as those discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and under “Part II-Item 1A-Risk Factors” in our most recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Please also carefully read the sections titled “Cautionary Note Regarding Forward-Looking Statements,” “Where You Can Find More Information”; “Incorporation by Reference.”

Risks Related to Litigation

SPP Credit Advisors LLC and Rick Arrowsmith v. Atlantic International Corp et al. In the Court of Chancery of The State of Delaware (Case No. 2026-0448-JTL)

As previously reported in our Form 10-K for December 31, 2025, on April 2, 2026, Rick Arrowsmith, on behalf of SPP, and in response to the Company’s and its Lyneer Subsidiaries’ commencement on the same day of a lawsuit against SPP, commenced a lawsuit in the Court of Chancery of the State of Delaware against the Company, its’ officers and former officers, based on the unfounded alleged events of default, the plaintiff, appointed by SPP to take managerial control of the Lyneer subsidiaries. The plaintiff is seeking declaratory relief that he was able to remove all officers of the Company and is entitled to declaratory, preliminary and permanent injunctive relief to take control of the Company.

On April 27, 2026, the Court entered a Status Quo Order (the “Order”). The Order controls the governance and management of the Lyneer Subsidiaries pending (a) a final disposition of the matter, or (b) an order that expressly modifies or supersedes the Order. The Order requires Lyneer to operate in the ordinary course of business (as defined) and to provide Mr. Arrowsmith with certain current financial statements as reasonably requested.

SPP Lyneer Term Note Default Notice

On March 30, 2026, SPP notified Atlantic and Lyneer that certain events of default have occurred and are continuing under the Financing Agreement. SPP asserted that the events of default related to our failure to satisfy certain financial and non-financial covenants under the Financing Agreement of the Term Note By letter dated April 30, 2026, SPP notified Atlantic and Lyneer that certain additional Events of Default had occurred, specifically as a result of (i) various Events of Default set forth in a statement from SLR to Lyneer Staffing dated April 17, 2026 (the “SLR Default”) as described below, and (ii) Certain payments made to or for the benefit of Atlantic.

SPP has attempted to exercise its pledge and has sought to try to replace the management of Lyneer. The Company believes it has meritorious defense to the claims of SPP and, as described above, has commenced a lawsuit to contest SPP’s actions, however is in active negotiations to settle all litigation.

SPP Credit Agreement Default Notice

Simultaneously with the default letter under the Financing Agreement as described above, SPP notified the Company of certain events of default under (a) the Credit Agreement, dated June 18, 2024, and (b) the Pledge and Security Agreement dated as of June 18, 2024. By letter dated April 30, 2026, SPP notified Atlantic and Lyneer of certain additional Events of Default, specifically, as a result of (i) various Events of Default described in the above-described SLR Letter, (ii) various Events of Default described in the Default Notice dated March 30, 2026 from SPP to Lyneer, and (iii) permitting a subsidiary of Atlantic to make certain payments to or for the benefit of Atlantic.

The Company believes it has meritorious defenses to the claims of SPP and, as previously reported, has commenced a lawsuit to contest SPP’s actions, however is in active negotiations to settle all litigation.

Risks Related to Ownership of Our Common Stock

The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

The market price of our Common Stock may be highly volatile. You may be unable to sell your shares of Common Stock at or above the offering price. The market prices of our Common Stock could be subject to wide fluctuations in response to a variety of factors, which include:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	announcements of technological innovations by us or our competitors;

●	announcements by our customers, partners or suppliers relating directly or indirectly to our products, services or technologies;

●	overall conditions in our industry and market;

●	addition or loss of significant customers;

●	change in laws or regulations applicable to our products;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or achievement of significant milestones;

●	additions or departures of key personnel;

●	competition from existing products or new products that may emerge;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	disputes or other developments related to proprietary rights, including patents, litigation matters or our ability to obtain intellectual property protection for our technologies;

●	announcement or expectation of additional financing efforts;

●	sales of our Common Stock by us or our Stockholder;

●	stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	reports, guidance and ratings issued by securities or industry analysts; and

●	general economic market conditions.

If any of the forgoing occurs, it could cause our Common Stock or trading volumes to decline. Stock markets in general and the small-cap market and the market for companies in our industry in particular have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market prices of our Common Stock. You may not realize any return on your investment in us and may lose some or all of your investment.

The price of our Common Stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a smaller-capitalization company with a small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than larger-capitalization companies. In particular, our Common Stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and asked prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares of Common Stock.

In addition, if the trading volumes of our Common Stock are low, persons buying or selling in relatively small quantities may easily influence the price of our Common Stock. This low volume of trades could also cause the price of our Common Stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Common Stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Common Stock. As a result of this volatility, investors may experience losses on their investment in our Common Stock. A decline in the market price of our Common Stock also could adversely affect our ability to issue additional shares of Common Stock or other of our securities and our ability to obtain additional financing in the future. There can be no assurance that an active market in our Common Stock will be sustained. If an active market is not sustained, holders of our Common Stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we fail to maintain a listing on the Nasdaq Stock Market, and, if the price of the Common Stock trades at less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore Stockholder may have difficulty selling their shares.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may remain an emerging growth company until as late as December 2026 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if the market value of our Common Stock that is held by non-affiliates exceeds $700,000,000 as of any June 30, in which case we would cease to be an emerging growth company as of the following December 31, or (2) if our gross revenue exceeds $1.235 billion in any fiscal year. Emerging growth companies may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our Common Stock.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our Stockholder, more difficult and may prevent attempts by our Stockholder to replace or remove our current management and limit the market price of our Common Stock.

Provisions in our certificate of incorporation and bylaws, as amended and restated, may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and bylaws include provisions that:

●	authorize our board of directors to issue, without further action by the Stockholder, up to 20,000,000 shares of undesignated preferred stock (of which 5,600 shares have been designated as Series B 5% Convertible Preferred Stock) and up to 300,000,000 shares of authorized but unissued shares of Common Stock;

●	require that any action to be taken by our Stockholder be effected at a duly called annual or special meeting and not by written consent;

●	specify that special meetings of our Stockholder can be called only by our board of directors, the Chairman of the Board, the Chief Executive Officer or the President;

●	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our Stockholder, including proposed nominations of persons for election to our board of directors;

●	provide that our directors may be removed only for cause; and

●	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

These provisions may frustrate or prevent any attempts by our Stockholder to replace or remove our current management by making it more difficult for Stockholder to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of Stockholder owning in excess of 15% of our outstanding voting stock to merge or combine with us.

Our issuance of additional shares of common stock or preferred stock, or options or warrants to purchase those stock, would dilute investors’ proportionate ownership and voting rights. Our issuance of preferred stock, or options or warrants to purchase those shares, could negatively impact the value of investors’ investment in our common stock as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred stockholders, including the grant of rights that could discourage or prevent the distribution of dividends to stockholders, or prevent the sale of our assets or a potential takeover of our Company that might otherwise result in stockholders receiving a distribution or a premium over the market price for investors’ common shares.

We are entitled, under our certificate of incorporation to issue up to 300,000,000 common and 20,000,000 “blank check” preferred shares. After taking into consideration our outstanding common and preferred shares as of July 1, 2026 we will be entitled to issue up to 210,036,826 additional common shares and 19,994,250 preferred shares. On March 20, 2026, we sold 5,600 shares of Series B 5% Convertible Preferred Stock (“Series B Preferred Stock”),with a stated value of $1,070 per share (total value of $5,992,000) to an institutional investor. An additional 150 shares of Series B Preferred Stock, with an aggregate stated value of $160,500, were issued to this institutional investor on June 30, 2026. These shares rank senior to the Company’s common stock and have no voting rights, except as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation, senior to, or otherwise pari passu with, Series B Preferred Stock (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Series B Preferred Stockholders, (d) issue any new shares of this Series B Preferred Stock to any other holders, or (e) enter into any agreement with respect to any of the foregoing. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. Any preferred stock we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our business strategy. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot guarantee that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our Stockholder.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory law or Delaware common law, subject to certain exceptions: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our Stockholder; (3) any action asserting a claim against us arising pursuant to provisions of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholder who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our Stockholder. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. By agreeing to the exclusive forum provisions, investors will not be deemed to have waived our compliance obligations with any federal securities laws or the rules and regulations thereunder.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and, as a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, any future loan arrangements we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock offered hereby will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

All net proceeds from the sale of the Common Stock covered by this prospectus supplement will go to the Selling Stockholder who offer and sell their shares of Common Stock. We do not sell any securities under this prospectus supplement and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on the Nasdaq Global Market under the symbol “ATLN”. On July 1, 2026, the last reported sale price of our common stock was $0.90.

As of July 1, 2026, we had 89,963,174 shares issued and outstanding of our Common Stock. We had approximately 304 registered holders of record of our Common Stock. A Substantially greater number of holders of our Common Stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

SELLING STOCKHOLDER

This prospectus supplement relates to the possible resale of up to 3,586,227 shares (subject to adjustment) of our Common Stock held by the Selling Stockholder.

The shares of Common Stock (“Conversion Shares”) being offered by the Selling Stockholder are up to 3,586,227 shares issuable to the Selling Stockholder, upon conversion of Series B 5% Convertible Preferred Stock (“Preferred Stock”) and upon exercise of Preferred Stock Purchase Warrants (“Warrants”). We reserve the right to allocate Shares issuable between Preferred Stock and Warrants. For additional information regarding the issuances, see “Description of the Securities Offered Hereby” below. We are registering the Shares in order to permit the Selling Stockholder to offer the shares for resale from time to time. The Selling Stockholder is presently a holder of the Preferred Stock and Warrants.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock held by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of shares of Common Stock, as of the date of this prospectus supplement, assuming conversion of the Preferred Stock and exercise of the Warrants on that date, without regard to any limitations on conversion or exercise. The third column lists the shares of Common Stock being offered by this prospectus supplement by the Selling Stockholder.

In accordance with the terms of the Preferred Stock and Warrants, this prospectus supplement generally covers the resale of the maximum number of shares of Common Stock issuable upon conversion of the Preferred Stock and existence of the Warrants, determined as if the Preferred Stock were converted in full and Warrants exercised in full as of the trading day immediately preceding the date of this prospectus supplement, without regard to any limitations on the conversion of the Preferred Stock and exercise of the Warrants. The fourth column assumes the sale of all of the shares of common Stock offered by the Selling Stockholder pursuant to this prospectus supplement.

We cannot advise you as to whether the Selling Stockholder will in fact dispose of any or all of shares of Common Stock. Any revised or new information given to us by the Selling Stockholder may be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus supplement is a part, if and when necessary. Please see the section entitled “Plan of Distribution” for further information regarding the selling Stockholder’ method of distributing these securities.

The number of shares and percentages of beneficial ownership set forth below are based on 87,876,318 shares of our Common stock outstanding as of June 26, 2026. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling Stockholder.

	Shares Beneficially Owned Prior to the Offering			Shares Being	Shares Beneficially Owned After the Offering
Name of Selling Stockholder (1):	Shares		%	Offered	Shares	%
Leviston Resources LLC	3,586,227	(2)	3.8%	3,586,227	0	-

Total Shares

(1)	The business address of the Selling Stockholder is Leviston Resources, LLC 78 SW 7th Street, Miami, FL 33130.

(2)	Consists of 3,586,227 shares of Common Stock issuable upon conversion of Preferred stock and upon exercises of Warrants pursuant to the terms of the Preferred Stock and Warrants, with the right to allocate Shares issuable between Preferred Stock and Warrants. The Preferred Stock and Warrants are subject to a beneficial ownership limitation, which provides that a holder may not convert any portion of its Warrants into shares of Common Stock to the extent that such conversion would result in the holder and its affiliates and attribution parties beneficially owning more than 4.99% (or, upon the holder’s election, 9.99%) of the outstanding Common Stock immediately after giving effect to such conversion. A holder may decrease the limitation upon at least 61 days’ prior notice to us or increase this limitation, provided that the limitation may never exceed 9.99%. The number of shares of Common Stock in the column titled “Shares Beneficially Owned Prior to this Offering” gives effect to such beneficial ownership limitation. Mr. Roman Rogul has the power to vote and dispose of these shares. However, Mr. Rogul disclaims beneficial ownership of the Company’s securities reported herein except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus supplement to permit the Selling Stockholder to sell shares of Common Stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus supplement. We will not receive any of the proceeds of the sale of the shares offered by this prospectus supplement. The aggregate proceeds to the Selling Stockholder from the sale of the shares will be the purchase price of the shares less any discounts and commissions. The Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock offered by this prospectus supplement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the shares offered by this prospectus supplement:

●	to or through underwriters or broker-dealers;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	underwriters or broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In connection with these sales, the Selling Stockholder may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may:

●	engage in short sales of the shares of Common Stock in the course of hedging their positions;

●	sell the shares of Common Stock short and deliver the shares of Common Stock to close out short positions;

●	loan or pledge shares of the Common Stock to underwriters, broker-dealers or other financial institutions that in turn may sell shares of the Common Stock;

●	enter into option or other transactions with underwriters, broker-dealers or other financial institutions that require the delivery to the underwriter, broker-dealer or other financial institution of the shares of Common Stock, which the underwriter, broker-dealer or other financial institution may resell under the prospectus supplement; or

●	enter into transactions in which a underwriter or broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus supplement.

Any shares covered by this prospectus supplement that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus supplement. The shares covered by this prospectus supplement may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus supplement. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have registered or qualified for sale or an exemption from registration or qualification is available and complied with.

DESCRIPTION OF SECURITIES

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus supplement for information on where you can obtain copies of our certificate of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 300,000,000 shares of Common Stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Description Of Common Stock

As of July 1, 2026, there were 89,963,174 shares of our Common Stock issued and outstanding held by approximately 304 Stockholders of record.

Dividend Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, holders of Common Stock are entitled to the payment of dividends when and as declared by our board of directors in accordance with applicable law and to receive other distributions.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the Stockholder, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Liquidation Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our funds and assets, to the extent they may be legally distributed to holders of Common Stock, shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Other Rights and Preferences

All outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock have no pre-emptive or other subscription rights.

Stock Exchange Listing

Our Common Stock is listed on the Nasdaq Global Market under the symbol, “ATLN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

Preferred Stock

We have designated 5,750 shares of our preferred stock as Series B 5% Convertible Preferred Stock (the Preferred Stock”). Each Share shall have a Stated Value equal to $1,070 per share, with a par value of $0.00001 per share. The Preferred Stock shall rank senior to the Company’s Common Stock with respect to dividends (the Preferred Stock shall pay a dividend of 5.0%, payable in cash or shares of the Preferred Stock) redemption rights, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Except as otherwise provided in the Certificate of Designations or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of this Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation n (as defined in in the Certificate of Designation) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its Certificate or Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders or, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

The Preferred Stock may be converted into such number of shares of Common Stock as equals the stated value of the Preferred Stock divided by the applicable Conversion Price. The Conversion Price will initially be equal to $4.38, the Closing Price of the Common Stock on the Closing Date and will remain fixed for the first 30 calendar days following the Closing Date of the Offering (the “Initial Conversion Price Period”) (the “Initial Conversion Price”). After the Initial Conversion Price Period, the Conversion Price will be the lesser of: (i) the average of the three lowest closing prices of the Common Stock during the ten trading days immediately preceding the conversion date, and (ii) 110% of the Closing Price on the Closing Date. If, during the Initial Conversion Price Period, the lowest Closing Price falls below 85% of the Initial Conversion Price, the Conversion Price will instead be determined as the lesser of clauses (i) and (ii) above.

The Conversion Price will also be subject to a Floor Price, which will initially be set at $2.25. The Floor Price will be subject to a one-time reset. On the fortieth business day following the Closing Date (the “Floor Reset Date”), the Floor Price was reset to $.8255 equal to 65% of the lowest closing price of the Common Stock during the fifteen (15) trading days immediately preceding the Floor Reset Date.

The Company may, at any time commencing thirty business days after the Closing Date of the Offering, at its sole option, purchase back some or all of the Preferred Stock then outstanding, at the price equal to 110% of the value of the outstanding Preferred Stock (the “Optional Redemption Amount”), upon a prior written notice to the Purchaser given at least thirty days before the date of such purchase (the “Optional Redemption Notice”.) The Purchaser shall continue to have the right to convert the Preferred Stock at the Conversion Price after receipt of an Optional Redemption Notice and prior to the payment of the Optional Redemption Amount.

Upon the consummation of a Fundamental Transaction by the Company, which includes a merger, sale of all or substantially all the assets of the Company, recapitalization, reorganization, or the sale by the Company of shares resulting in more than 50% ownership by a person or group, the holders of the Preferred Stock shall have the right to convert their shares of Preferred Stock into the shares of common stock of the successor or acquiring corporation or the shares of Common Stock of the Company, if it is the surviving entity, and receive any additional consideration receivable as a result of such Fundamental Transaction by a holder of shares of Common Stock

Warrants

As of the Closing Date of the Offering, we issued a Preferred Stock Warrant (the “Warrants”) to purchase 5,600 shares of Preferred Stock.

Exercisability. The Warrants are exercisable, in full or in part, at any time up to and including February 20, 2027, the eleven-month anniversary of the Closing Date of the Offering.

Exercise Price. The exercise prices for the Warrants will be $1,000 per share of Preferred Stock (the “Warrant Shares”). The exercise price and number of shares of Warrant Shares issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, subsequent rights offerings, as provided under the terms of the Warrants. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice. In addition to any other rights available to the holder, if the Company fails to transmit to the holder the Warrant Shares in accordance with the provisions of the Warrant, the holder may, in its sole discretion, elect to receive cash settlement in accordance with the formula set forth in the Warrant.

Rights as a Stockholder. Except as otherwise provided in the Warrants, the holder of a Warrant does not have the rights or privileges of a holder of Common Stock or Preferred Stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transactions. In the event of a sale of the Company or other Fundamental Transaction prior to the expiration or exercise of the Warrants, the holders of the Warrants shall have a right to receive, for each share of Common Stock that would have been issuable upon conversion of the Warrant Shares that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the equivalent number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of shares of Common Stock.

Beneficial Ownership

Exercise Limitation. The holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. A Holder, upon notice the Company, may increase or decrease the Beneficial Ownership Limitation provisions provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of conversion of Warrants held by the Holder.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

DIVIDEND POLICY

We have not declared any common stock dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, is within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other relevant factors. There are no material restrictions in our Certificate of Incorporation, as amended, or Bylaws that restrict us from declaring dividends.

SHARES ELIGIBLE FOR FUTURE SALE

As of July 1, 2026, we had 89,963,174 shares of common stock outstanding. Of this amount 24,810,495 shares of common stock held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. As of the date of this prospectus supplement, all but approximately 12,516,070 of such shares are currently eligible for sale, subject to the limitations of Rule 144.

Rule 144

In general, under Rule 144, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our share capital acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

●	the person is not our affiliate and has not been our affiliate at any time during the preceding three months;

●	and the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately 899,631 shares of common stock as of the date of this prospectus supplement; or

●	the average weekly trading volume in our shares of common stock when they are listed on a National Securities Exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

MATERIAL CHANGES

No material changes in the Company’s affairs have occurred since December 31, 2025, which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement will be passed upon for us by Davidoff Hutcher & Citron LLP (“DHC”), New York, New York. DHC owns 20,000 shares of Common Stock of the Company.

EXPERTS

The financial statements of Atlantic International and its subsidiaries as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus supplement have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report, and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

3,586,227 Shares of

Common Stock

Atlantic International Corp.

PROSPECTUS SUPPLEMENT

July 2, 2026

PROSPECTUS

$250,000,000

ATLANTIC INTERNATIONAL CORP.

Shares of Common Stock

Shares of Preferred Stock

Warrants

Subscription Rights

Units

We may offer from time-to-time shares of our common stock, preferred stock, warrants, subscription rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus supplement will not exceed $250,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is listed on the Nasdaq Global Market under the symbol “ATLN.” On December 12, 2025, the last reported sale price prior to the date of this prospectus supplement, of the common stock on the Nasdaq Global Market was $1.53. The Shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Each time we offer and sell securities, we will provide a supplement to this prospectus supplement that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus supplement with respect to that offering. You should carefully read this prospectus supplement, the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you purchase any of our securities.

We may offer and sell the securities described in this prospectus supplement and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. These securities also may be resold by selling securityholders. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus supplement entitled “About this Prospectus supplement” and “Plan of Distribution” for further information.

No securities may be sold without delivery of this prospectus supplement and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page [   ] of this prospectus supplement before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement. See “Prospectus supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

The date of this prospectus supplement is December 15, 2025.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell shares of Common Stock, Preferred Stock (including convertible preferred shares), warrants for equity securities, units and subscription rights comprised of any combination thereof from time to time in one or more offerings for up to an initial aggregate offering price of $250,000,000. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus supplement. This prospectus supplement provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus supplement that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectus supplements to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

If there is any inconsistency between the information in this prospectus supplement, any applicable prospectus supplement or free writing prospectus supplement, you should rely on the prospectus supplement or free writing prospectus supplement, as applicable. However, no prospectus supplement will offer a security that is not registered and described in this prospectus supplement at the time of its effectiveness. This prospectus supplement, together with the applicable prospectus supplement and the documents incorporated by reference into this prospectus supplement, includes all material information relating to the offering of securities under this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the applicable prospectus supplement(and any applicable free writing prospectus supplements), the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus supplement may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, any prospectus supplement or any related free-writing prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, any applicable prospectus supplement or any free writing prospectus supplements prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the applicable prospectus supplement to this prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus supplement is accurate only as of the date of that free writing prospectus supplement, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement incorporates by reference, and any prospectus supplement or free writing prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, any prospectus supplement or any applicable free writing prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Part II - Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q or current report on Form 8-K, as well as in any applicable prospectus supplement or any applicable free-writing prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement, or any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, applicable prospectus supplement or any related free writing prospectus supplement.

These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful, nor does this prospectus supplement, any applicable supplement to this prospectus supplement, or any applicable free writing prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors,” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024, and as described or may be described in any subsequent quarterly report on Form 10-Q, or current report on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, “Prospectus supplement Summary,” and elsewhere in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION, INCORPORATION BY REFERENCE

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to Michael V. Tenore, the Company’s General Counsel, at the Company’s headquarters, located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, NJ 07632.

Our website address is www. https://www.atlantic-international.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation Of Certain Information by Reference

We incorporate by reference into this prospectus supplement additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement, or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

This prospectus supplement and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC since the end of the fiscal year ended December 31, 2024:

(1)	Atlantic International Schedule 14A Proxy Statement filed with the SEC on September 17, 2025, as amended;

(2)	Atlantic International Annual Report on Form 10-K filed with the SEC on March 28, 2025;

(3)	Atlantic Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 filed with the SEC on May 14, 2025, August 14, 2025 and November 14, 2025, respectively;

(4)	Current reports on Form 8-K filed with the SEC on January 13, 2025, February 28, 2025, May 5, 2025, August 11, 2025, October 31, 2025 and November 10, 2025, respectively; and

(5)	The descriptions of Atlantic International’s common stock which is registered under Section 12 of the Exchange Act, in Atlantic International’s registration statement on Form S-1 (No. 333-280653), filed on July 2, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Atlantic International Corp.

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ

Attention: Corporate Secretary

Telephone: (201) 899-4470

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement. The summary may not contain all of the information that may be important to you. You should read this entre prospectus supplement carefully, including our financial statements and related notes thereto and the documents incorporated by reference in this prospectus supplement and the risks described below under “Risk factors.” And as described or may be described in any subsequent quarterly report on Form 10-Q or Current Report on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus supplement.

In this prospectus supplement, unless otherwise noted, the terms “the Company,” “Atlantic,” “we,” “us,” and “our” refer to Atlantic International Corp.

Overview

Atlantic International Corp. (“Atlantic”) (Nasdaq: ATLN), through its subsidiaries, is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider verticals. Lyneer was formed under the principles of honesty and integrity, and with the view of becoming the preferred outside employer of choice. Since its formation, the Company has grown from a regional operation to a national staffing firm with offices and geographic reach across the United States. The Company primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. Atlantic’s approximately 300 employees generated over $400 million in revenue for the year ended December 31, 2024.

Corporate Information

We were incorporated in Delaware under the name SeqLL Inc. on April 1, 2014. On June 13, 2024, the Company changed its name from SeqLL Inc. to Atlantic International Corp. On June 4, 2024 the Company, SeqLL Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Purchaser Sub”), Atlantic Acquisition Corp, a Delaware corporation “Atlantic”, Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), Lyneer Investments, LLC, a Delaware limited liability company (“Lyneer”), and IDC Technologies, a California corporation (“IDC”), entered into the Merger Agreement pursuant to which (i) Atlantic Merger Sub was merged with and into Lyneer, with Lyneer continuing as the surviving entity and (ii) Purchaser Sub was merged with and into Lyneer with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of the Company, collectively by referred to as the Merger.

Our corporate headquarters are located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632. Our main telephone number at that address is (201) 899-4470, and our website address is www.atlantic-international.com. The information on our website is not part of this prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies.

These provisions include:

●	being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) December 31, 2025; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement and any related free writing prospectus supplement that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus supplement for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus supplement from time to time in one or more transactions, including without limitation:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus supplement and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus supplement and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus supplement and any accompanying prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or direct purchasers;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus supplement may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so, and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

DESCRIPTION OF SECURITIES

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus supplement for information on where you can obtain copies of our certificate of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

DESCRIPTION OF COMMON STOCK

As of December 10, 2025, there were 58,525,488 shares of our common stock issued outstanding held by approximately 312 Stockholder of record.

Dividend Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, holders of common stock are entitled to the payment of dividends when and as declared by our board of directors in accordance with applicable law and to receive other distributions.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the Stockholder, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Liquidation Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our funds and assets, to the extent they may be legally distributed to holders of common stock, shall be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Rights and Preferences

All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no pre-emptive or other subscription rights.

Stock Exchange Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol, “ATLN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

DESCRIPTION OF PREFERRED STOCK

As of December 10, 2025, no shares of preferred stock had been issued or were outstanding.

The following summary of certain provisions of our preferred stock does not purport to be complete. This description is summarized from, and is qualified in its entirety by reference to, our Certificate of Incorporation and our Bylaws, to which you should refer and both of which are included as exhibits to the registration statement of which this prospectus supplement is a part. The summary below is also qualified by provisions of applicable law, including the DGCL.

General

Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the Stockholder, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus supplement is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus supplement is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus supplement. We urge you to read the applicable prospectus supplement supplements related to the particular series of warrants that we may offer under this prospectus supplement, as well as any related free writing prospectus supplements, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Outstanding Warrants

As of the day of this prospectus supplement, we had outstanding warrants issued by SeqLL Inc. that are exercisable to purchase an aggregate of 92,036 shares of common stock at an exercise price of $181.33 per share that expire in August 2026.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our Stockholder, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our Stockholder, we will distribute certificates evidencing the rights and a prospectus supplement to our Stockholder on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus supplement will describe the following terms of rights in respect of which this prospectus supplement is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than Stockholder, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus supplement. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus supplement, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement supplements related to the particular series of units that we may offer under this prospectus supplement, as well as any related free writing prospectus supplements and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock and/or warrants or rights for the purchase of common stock and/or preferred stock in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock”, “Description of Preferred Stock”, “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we may determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

DIVIDEND POLICY

We have not declared or paid cash dividends on our capital stock to date and do not anticipate or contemplate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay cash dividends.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Davidoff Hutcher & Citron LLP (“DHC”), New York, New York. DHC owns 20,000 shares of common stock of the Company.

EXPERTS

The financial statements of Atlantic International and its subsidiaries as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus supplement have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report, and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$250,000,000

Common Stock

Preferred Stock

Subscription Rights

Units

Atlantic International Corp.

PROSPECTUS SUPPLEMENT

December 15, 2025